Intellicell Corp.


                                   EXHIBIT 11

                        Computation of Earnings Per Share


                                                                     Year ended
                                                                    December 31,
                                                                        1996
                                                                    -----------

Primary earnings per share:

Pro forma net income                                                $   315,000

Interest on convertible debentures, net of pro forma
 income taxes                                                            25,361
                                                                    -----------

Pro forma net income for primary earnings per shar                  $   340,361
                                                                    ===========

Weighted average common shares outstanding                            2,113,674
Weighted average option shares                                           21,450
Weighted average shares sold to fund stockholder
 distribution paid out of proceeds of initial public
 offering                                                               142,346
Weighted average shares issued upon conversion of
 convertible notes payable                                              124,011
Stock acquired with proceeds                                            (15,459)
                                                                    -----------
Weighted average common shares and equivalents                      $ 2,386,022
                                                                    ===========

Primary pro forma earnings per share                                $      0.14
                                                                    ===========

Fully diluted earning per share:

Pro forma net income                                                $   315,000

Interest on convertible debentures, net of pro forma
 income taxes                                                            25,361
                                                                    -----------

Pro forma net income for fully diluted earnings per share           $   340,361
                                                                    ===========

Weighted average common shares outstanding                            2,113,674
Weighted average option shares                                           93,458
Weighted average shares sold to fund  stockholder
 distribution paid out of proceeds of initial public
 offering                                                               142,346
Weighted average shares issued upon conversion of
 convertible notes payable                                              124,011
Stock acquired with proceeds                                            (65,714)
                                                                    -----------
Weighted average common shares and equivalents                      $ 2,407,777
                                                                    ===========

Fully diluted pro forma earnings per share                          $      0.14
                                                                    ===========